Analyst Contacts:    Bradley Alexander            News Release
+1 713-232-7515

Diane Vento
+1 713-232-8015

Media Contact:    Pam Easton
+1 713-232-7647

TRANSOCEAN PARTNERS LLC REPORTS THIRD QUARTER 2015 RESULTS AND ANNOUNCES UNIT REPURCHASE PROGRAM

•	Revenues were $125 million, compared with $161 million in the second quarter of 2015;

•	Operating and maintenance expenses were $73 million, up from $60 million in the prior quarter;

•	Adjusted net income was $14 million, $0.19 per unit, excluding a $148 million goodwill impairment loss attributable to controlling interest;

•	Net loss attributable to controlling interest was $134 million, $1.94 per unit, compared with net income attributable to controlling interest of $35 million, $0.51 per unit, in the previous quarter;

•	The Annual Effective Tax Rate(1) was 5.5 percent, down sequentially from 5.8 percent;

•	Distributable cash flow attributable to controlling interest unitholders was $16 million, compared with $39 million in the second quarter of 2015;

•	A quarterly distribution of $0.3625 per unit has been declared;

•	Fleet revenue efficiency(2) was 78 percent, compared with 103 percent in the previous quarter; and

•	Fleet utilization(3) was 100 percent, unchanged from the second quarter of 2015.

ABERDEEN, SCOTLAND—November 4, 2015—Transocean Partners LLC (NYSE: RIGP) today reported a net loss attributable to controlling interest for the three months ended September 30, 2015 of $134 million, or $1.94 per unit. Third quarter 2015 results included a goodwill impairment loss of $289 million ($148 million attributable to controlling interest), which was due primarily to the decline in the market outlook. Excluding the impairment, adjusted net income was $14 million, or $0.19 per unit.
For the three months ended September 30, 2014, net income attributable to controlling interest was $17 million, or $0.24 per unit.

Revenues for the three months ended September 30, 2015, decreased $36 million sequentially to $125 million due to lower revenue efficiency on the Discoverer Inspiration. The rig incurred 55 days of unpaid downtime during the third quarter; these issues have been resolved.
Operating and maintenance expenses increased $13 million sequentially to $73 million due primarily to higher costs associated with the Discoverer Inspiration.
General and administrative expenses were $6 million, unchanged from the prior quarter.
The company’s third quarter Effective Tax Rate (4) decreased to (0.3) percent, from 5.8 percent in the prior quarter, due primarily to the goodwill impairment. The third quarter Annual Effective Tax Rate was 5.5 percent, compared with 5.8 percent in the previous quarter.
Distributable cash flow attributable to controlling interest unitholders was $16 million, compared with $39 million in the prior quarter. A quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared for the three months ended September 30, 2015.
The company’s Board of Directors approved a unit repurchase program authorizing the repurchase of up to $40 million of the company’s publicly held common units. Subject to market conditions, units may be repurchased from time to time in the open market or in privately negotiated transactions. At the discretion of the company, the program may be suspended or terminated at any time.
Non-GAAP Financial Measures

Distributable cash flow and adjusted net income are non-GAAP financial measures; reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in the accompanying schedules and are displayed in quantitative schedules on the company’s website at: www.transoceanpartners.com.
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, unit repurchases and the timing of the repurchases, the distribution and timing of distribution payments, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, utilization, downtime and other aspects of Transocean Partners’ drilling rigs, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, capital markets and other factors, including those and other factors discussed in Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2014 and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.
Conference Call Information

Transocean Partners will conduct a teleconference starting at 10:30 a.m. EST, 3:30 p.m. GMT, on Thursday, November 5, 2015, to discuss the period’s results. To participate, dial +1 913-981-5539 and refer to confirmation code 234037 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations." Supplemental materials that may be referenced during the teleconference will be posted to the website and can be found by selecting "Investor Relations/Financial Reports."
A replay of the conference call will be available after 1:30 p.m. EST, 6:30 p.m. GMT, on November 5, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 234037. The replay will also be available on the company’s website.
About Transocean Partners
Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.
For more information about Transocean Partners, please visit: www.transoceanpartners.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(4) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Operating revenues
Contract drilling revenues	$121	$134	$414	$422
Other revenues	4	2	12	7
	125	136	426	429
Costs and expenses
Operating and maintenance	73	56	191	186
Depreciation	17	16	51	49
General and administrative	6	4	17	10
	96	76	259	245
Loss on impairment	(289)	—	(356)	—
Loss on disposal of assets, net	—	—	(1)	—
Operating income (loss)	(260)	60	(190)	184

Interest income	—	1	2	2
Interest expense	—	—	(1)	—
Income (loss) before income tax expense	(260)	61	(189)	186
Income tax expense	1	4	9	16

Net income (loss)	(261)	57	(198)	170
Net income attributable to the Predecessor	—	22	—	135
Net income (loss) subsequent to initial public offering	(261)	35	(198)	35
Net income (loss) attributable to noncontrolling interest	(127)	18	(93)	18
Net income (loss) attributable to controlling interest	$(134)	$17	$(105)	$17

Earnings (loss) per unit–basic
Earnings (loss) per common unit	$(1.94)	$0.24	$(1.52)	$0.24
Earnings (loss) per subordinated unit	$(1.94)	$0.24	$(1.52)	$0.24

Earnings (loss) per unit–diluted
Earnings (loss) per common unit	$(1.94)	$0.24	$(1.52)	$0.24
Earnings (loss) per subordinated unit	$(1.94)	$0.24	$(1.52)	$0.24

Weighted-average units outstanding–basic
Common units	41	41	41	41
Subordinated units	28	28	28	28

Weighted-average units outstanding–diluted
Common units	41	41	41	41
Subordinated units	28	28	28	28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except unit data)
(Unaudited)

	September 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$140	$86
Accounts receivable	99	112
Accounts receivable from affiliates	3	28
Materials and supplies, net of allowance for obsolescence of $5 and $3 at September 30, 2015 and December 31, 2014, respectively	35	41
Deferred income taxes, net	11	8
Prepaid assets	8	6
Total current assets	296	281

Property and equipment	2,304	2,302
Less accumulated depreciation	(388)	(336)
Property and equipment, net	1,916	1,966
Goodwill	—	356
Deferred income taxes, net	3	7
Other assets	13	22
Total assets	$2,228	$2,632

Liabilities and equity
Accounts payable to affiliates	$67	$76
Debt due to affiliates within one year	—	43
Deferred revenues	17	18
Other current liabilities	2	1
Total current liabilities	86	138

Long‑term tax liability	2	1
Deferred revenues	3	13
Drilling contract intangible liability	18	29
Total long-term liabilities	23	43

Commitments and contingencies

Common units, 41,379,310 authorized, issued and outstanding at September 30, 2015 and December 31, 2014	749	847
Subordinated units, 27,586,207 authorized, issued and outstanding at September 30, 2015 and December 31, 2014	499	564
Total members’ equity	1,248	1,411
Noncontrolling interest	871	1,040
Total equity	2,119	2,451
Total liabilities and equity	$2,228	$2,632

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Cash flows from operating activities
Net income (loss)	$(261)	$57	$(198)	$170
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(4)	(4)	(11)	(12)
Depreciation	17	16	51	49
Patent royalties expense	5	3	17	3
Loss on impairment	289	—	356	—
Deferred income taxes	(2)	5	—	16
Other, net	4	(1)	4	(1)
Changes in deferred revenues, net	(4)	(9)	(11)	(29)
Changes in deferred costs, net	1	(3)	1	(4)
Changes in operating assets and liabilities
Decrease in accounts receivable, net	21	36	22	21
(Increase) decrease in other current assets, net	4	(1)	3	(11)
Increase in current liabilities, net	—	—	1	—
Increase (decrease) in balances due to affiliates, net	(3)	(62)	8	(62)
Increase in income tax liability, net	—	—	1	1
Net cash provided by operating activities	67	37	244	141

Cash flows from investing activities
Payments to affiliates for capital expenditures	(2)	—	(12)	(2)
Proceeds from affiliates for disposal of assets, net	2	—	6	—
Net cash used in investing activities	—	—	(6)	(2)

Cash flows from financing activities
Proceeds from working capital note payable to affiliate	—	43	—	43
Repayment of working capital note payable to affiliate	(43)	—	(43)	—
Contributions resulting from formation transactions	—	8	—	8
Proceeds from affiliates for indemnification	—	—	10	—
Distributions of available cash to unitholders	(25)	—	(75)	—
Distributions to holder of noncontrolling interests	(36)	—	(76)	—
Distributions to the Predecessor parent, net	—	(39)	—	(141)
Net cash provided by (used in) financing activities	(104)	12	(184)	(90)

Net increase (decrease) in cash and cash equivalents	(37)	49	54	49
Cash and cash equivalents at beginning of period	177	—	86	—
Cash and cash equivalents at end of period	$140	$49	$140	$49

Transocean Partners LLC and Subsidiaries
Revenue Efficiency(1)
Trailing Five Quarters and Historical Data

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014	FY 2014	FY 2013
Discoverer Clear Leader	97.3%	99.2%	95.2%	93.9%	77.0%	88.8%	77.1%
Discoverer Inspiration	41.6%	101.4%	99.1%	98.7%	93.2%	97.4%	93.2%
Development Driller III	100.1%	108.0%	99.5%	95.3%	98.4%	98.3%	89.9%
Total fleet	78.1%	102.5%	97.7%	96.1%	88.8%	94.6%	86.3%

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions, except tax rates)

	Three months ended			Nine months ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2015	2015	2014	2015	2014
Income (loss) before income taxes	$(260)	$77	$61	$(189)	$186
Add back (subtract):
Loss on impairment of goodwill	289	—	—	356	—
Adjusted income before income taxes	$29	$77	$61	$167	$186
Income tax (benefit) expense	1	4	4	9	16
Add back (subtract):
Changes in estimates (1)	1	—	—	1	—
Adjusted income tax expense	$2	$4	$4	$10	$16

Effective Tax Rate (2)	-0.3%	5.8%	7.8%	-4.9%	8.8%

Annual Effective Tax Rate (3)	5.5%	5.8%	7.8%	6.1%	8.6%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2) Effective Tax Rate is income tax expense, divided by income before income taxes.
(3) Annual Effective Tax Rate is income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Distributable Cash Flow
(in US$ millions, except coverage ratio)

	Three months ended				Trailing 12 months	Year ended 12/31/14
	09/30/15	06/30/15	03/31/15	12/31/14

Net income (loss)	$(261)	$73	$(10)	$45	$(153)	$215
Plus:
Income tax expense	1	4	4	4	13	20
Interest income	–	(1)	(1)	–	(2)	(2)
Interest expense	–	1	–	–	1	–
Depreciation expense	17	17	17	17	68	66

EBITDA	(243)	94	10	66	(73)	299
Plus:
Amortization of prior certification costs and license fees	1	–	1	–	2	2
Non-cash recognition of royalty fees	5	7	5	4	21	7
Loss on impairment of goodwill	289	–	67	–	356	–
Less:
Amortization of drilling contract intangible	4	3	4	3	14	15
Amortization of pre-operating revenues	4	4	7	7	22	36

Adjusted EBITDA	44	94	72	60	270	257
Plus:
Planned out-of-service operating and maintenance expense	4	3	2	6	15	6
Claims for indemnification of lost revenues	–	–	–	10	10	19
Cash proceeds from pre-operating revenues associated with long-term receivables	4	3	6	5	18	26
Less:
Estimated maintenance and replacement capital expenditures	17	17	16	17	67	69
Cash interest income, net	–	(1)	(1)	–	(2)	(2)
Cash income taxes	2	4	1	–	7	2

Distributable Cash Flow	33	80	64	64	241	239
Distributable cash flow attributable to the Predecessor	–	–	–	–	–	131
Distributable cash flow attributable to noncontrolling interest	17	41	32	35	125	57
Distributable cash flow attributable to controlling interest	$16	$39	$32	$29	$116	$51

Aggregate declared distribution to unitholders	$25	$25	$25	$25	$100	$40

Distribution coverage ratio	0.64x	1.56x	1.27x	1.16x	1.16x	1.28x

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Unit
(in US$ millions, except per unit data)

	YTD 09/30/15		QTD 09/30/15	YTD 06/30/15	QTD 06/30/15	QTD 03/31/15

Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(105)		$(134)	$29	$35	$(6)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	182		148	34	–	34
Net income, as adjusted	$77		$14	$63	$35	$28
		—
Adjusted Diluted Earnings Per Unit:
Diluted earnings (loss) per unit, as reported	$(1.52)		$(1.94)	$0.43	$0.51	$(0.09)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	2.63		2.13	0.49	–	0.50
Diluted earnings per unit, as adjusted	$1.11		$0.19	$0.92	$0.51	$0.41

	YTD 12/31/14		QTD 12/31/14	YTD 09/30/14	QTD 09/30/14	YTD 06/30/14	QTD 06/30/14	QTD 03/31/14

Adjusted Net Income						(a)	(a)	(a)
Net income attributable to controlling interest, as reported	$36		$19	$17	$17	$–	$–	$–
Net income, as adjusted	$36		$19	$17	$17	$–	$–	$–

Adjusted Diluted Earnings Per Unit:
Diluted earnings per unit, as reported	$0.52		$0.28	$0.24	$0.24	$–	$–	$–
Diluted earnings per unit, as adjusted	$0.52		$0.28	$0.24	$0.24	$–	$–	$–
_________________________________________________________
(a) We have not presented adjusted net income attributable to controlling interest since the Predecessor did not have controlling and noncontrolling interest. Additionally, the Predecessor did not have unitholders and did not calculate earnings per unit. See "Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 2—Significant Accounting Policies—Presentation," in our quarterly report on Form 10-Q for the three months ended September 30, 2015.